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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              JO-ANN STORES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              JO-ANN STORES, INC.
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                              [JO-ANN STORES LOGO]

                                5555 Darrow Road
                               Hudson, Ohio 44236

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 7, 2001

To our Shareholders:

     The Annual Meeting of Shareholders of Jo-Ann Stores, Inc. will be held at the Hilton Garden Inn located at 8971 Wilcox Drive in Twinsburg, Ohio (directions enclosed), on Thursday, June 7, 2001 at 9:00 a.m., eastern standard time, for the following purposes:

     1. To elect two Directors to the class whose three-year term of office will expire in 2004.

     2. To transact such other business as may properly come before the meeting.

     All shareholders are cordially invited to attend the meeting, although only those holders of Class A common shares of record at the close of business on April 13, 2001 will be entitled to vote at the meeting.

     IF YOU ARE A HOLDER OF CLASS A COMMON SHARES, YOU WILL FIND ENCLOSED A PROXY CARD. YOUR VOTE IS IMPORTANT. PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD TO VOTE YOUR PROXY EITHER BY MAIL OR TELEPHONE OR THROUGH THE INTERNET, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR CLASS A COMMON SHARES IN PERSON.

     Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy.

     The Proxy Statement accompanies this Notice.

                                            BETTY ROSSKAMM, Secretary

May 7, 2001
By Order of the
Board of Directors

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
ABOUT THE MEETING...........................................      1
  When is the Proxy Statement being mailed?.................      1
  What is the purpose of the Annual Meeting?................      1
  Who may attend the Annual Meeting?........................      1
  Who is entitled to vote?..................................      1
  What constitutes a quorum?................................      1
  What am I voting on?......................................      1
  Is electronic access available to vote or view future
     proxy materials?.......................................      2
  How do I vote?............................................      2
  Can I change my vote or revoke my proxy after I return my
     proxy card?............................................      2
  How do I vote my 401(k) shares?...........................      2
  What does it mean if I receive more than one proxy
     card?..................................................      3
  Who will count the vote?..................................      3
  What is the Board's recommendation?.......................      3
  What is the required vote for approval of the proposal?...      3
  Are there other matters to be acted upon at the Annual
     Meeting?...............................................      3
PRINCIPAL SHAREHOLDERS......................................      4
ELECTION OF DIRECTORS.......................................      7
  Nominees to and Current Members of the Board of
     Directors..............................................      7
  Board of Directors, Its Committees, Meetings and
     Functions..............................................      8
  Compensation of Directors.................................      9
EXECUTIVE COMPENSATION......................................     10
  Summary Compensation Table................................     10
  Option Grants in Fiscal Year 2001.........................     11
  Aggregate Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values.................................     12
  Change of Control and Employment Agreements...............     12
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION..............................................     13
REPORT OF THE AUDIT COMMITTEE...............................     16
PRINCIPAL ACCOUNTING FIRM FEES..............................     17
STOCK PERFORMANCE GRAPH.....................................     17
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....     18
INDEPENDENT AUDITORS........................................     18
PROXY SOLICITATION COSTS....................................     18
SHAREHOLDERS' PROPOSALS.....................................     18
ANNUAL REPORT...............................................     18

                              [JO-ANN STORES LOGO]

                                5555 Darrow Road
                               Hudson, Ohio 44236

                                PROXY STATEMENT

     This Proxy Statement contains information related to the Annual Meeting of Shareholders of Jo-Ann Stores, Inc. to be held on Thursday, June 7, 2001 beginning at 9:00 a.m., eastern standard time, at the Hilton Garden Inn in Twinsburg, Ohio, and at any postponements or adjournments of that meeting.

                               ABOUT THE MEETING

WHEN IS THE PROXY STATEMENT BEING MAILED?

     This Proxy Statement is first being mailed on or about May 7, 2001 to our shareholders by our Board of Directors to solicit proxies for use at the Annual Meeting of Shareholders.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At our Annual Meeting, shareholders will act upon the election of directors. In addition, our management will report on our performance during fiscal 2001 and respond to questions from shareholders.

WHO MAY ATTEND THE ANNUAL MEETING?

     All shareholders, both Class A and Class B, as of the close of business on April 13, 2001, the record date, may attend the Annual Meeting.

WHO IS ENTITLED TO VOTE?

     Class A shareholders as of the record date are entitled to vote at the Annual Meeting. Each outstanding Class A common share entitles its holder to cast one vote on each matter to be voted upon.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the Class A common shares outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 9,512,449 Class A common shares were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. Consequently, an abstention or broker non-vote has the same effect as a vote against a director nominee as each abstention or broker non-vote would be one less vote in favor of a director nominee.

WHAT AM I VOTING ON?

     You will be voting on:

     - electing two Directors to the class whose three-year term of office will expire in 2004; and

     - transacting such other business as may properly come before the meeting.

IS ELECTRONIC ACCESS AVAILABLE TO VOTE OR VIEW FUTURE PROXY MATERIALS?

     Two opportunities for electronic access are offered to our shareholders.

     - You may vote your Class A common shares over the Internet, in addition to the traditional mail-in and telephone methods. Internet voting gives you the convenience of voting 24 hours a day, seven days a week. Simply follow the instructions on your proxy card.

     - We also offer you the opportunity during the voting process to consent to view future proxy statements and annual reports on the Internet, rather than receive paper copies in the mail. You will have other opportunities throughout the year to give your consent. This service helps Jo-Ann Stores reduce printing and postage costs and is more environmentally friendly. Additional information is provided below.

HOW DO I VOTE?

     You may vote by proxy or in person at the meeting. To vote by proxy, you may use one of the following methods:

  Vote through the Internet:

     You can vote your shares through the Internet. The website for Internet voting is shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded, and you can consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote on the Internet, you do NOT need to return your proxy card.

  Vote by Telephone:

     You can vote your shares by telephone by calling the toll-free telephone number shown on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. If you vote by telephone, you do NOT need to return your proxy card.

     The deadline for voting by telephone or through the Internet is 12:00 noon eastern standard time on June 6, 2001.

  Vote by Mail:

     If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the proxy is exercised by filing a duly executed proxy bearing a later date, or a notice of revocation, with the Corporate Secretary. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

HOW DO I VOTE MY 401(k) SHARES?

     If you participate in the Jo-Ann Stores, Inc. Savings Plan 401(k), the number of Class A common shares that you may vote is equivalent to the interest in Class A common shares credited to your account as of the record date. You may vote by instructing Institutional Trust Company (a division of Invesco Retirement and Benefit Services), the trustee of the plan, pursuant to the proxy card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions. If you do not send instructions on how to vote your shares, the share equivalents credited to your account will be voted by the trustee in the same proportion that the trustee votes share equivalents for which it did receive instructions.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     If you receive more than one proxy card, it is because you hold shares in more than one account. You will need to vote all proxy cards to insure that all your shares are counted.

WHO WILL COUNT THE VOTE?

     A representative of Automatic Data Processing Incorporated will tabulate the votes. A representative of our company will be acting as inspector of election.

WHAT IS THE BOARD'S RECOMMENDATION?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board's recommendation is set forth in the description of the proposal for the "Election of Directors." In summary, the Board recommends a vote for the nominated slate of directors (see page 7).

WHAT IS THE REQUIRED VOTE FOR APPROVAL OF THE PROPOSAL?

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy card marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Under the Ohio General Corporation Law, all of the Class A common shares may be voted cumulatively in the election of Directors if any shareholder gives written notice to the President, a Vice President or the Secretary of the company, not less than 48 hours before the time set for the Annual Meeting, and an announcement of the notice is made at the beginning of the Annual Meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice. Cumulative voting permits a shareholder to (1) cast a number of votes equal to the number of Class A common shares owned by the shareholder multiplied by the number of Directors to be elected and (2) cast those votes for only one nominee or distribute them among the nominees. In the event that voting at the election is cumulative, the persons named in the enclosed proxy will vote the Class A common shares represented by valid proxies on a cumulative basis for the election of the nominees listed below, allocating the votes of such Class A common shares in accordance with their judgment. Shareholders of the company will not be entitled to dissenters' rights with respect to any matter to be considered at the Annual Meeting.

ARE THERE OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING?

     We do not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxy holders.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of April 13, 2001 (except as otherwise noted), the amount of our Class A common shares beneficially owned by each person or group known to us to be beneficial owners of more than 5% of our Class A common shares and the amount of our Class A and Class B common shares beneficially owned by (1) each of our directors and nominees for directors, (2) each of the executive officers named in the Summary Compensation Table herein not listed as a director, and (3) all our executive officers and directors as a group. The information provided in connection with this table has been obtained from our records and a review of statements filed with the Securities and Exchange Commission. Unless otherwise indicated, each of the persons listed in the following table has sole voting and investment power with respect to the common shares set forth opposite his or her name. As of April 13, 2001, 9,512,449 Class A common shares were outstanding and 8,806,211 Class B common shares were outstanding. Class A common shares each have one vote per share and Class B common shares do not have voting rights.

                                              CLASS A COMMON SHARES              CLASS B COMMON SHARES
                                         --------------------------------   --------------------------------
                                             NUMBER OF        PERCENT OF        NUMBER OF        PERCENT OF
                NAME OF                    COMMON SHARES      CLASS IF 1%     COMMON SHARES      CLASS IF 1%
           BENEFICIAL OWNER              BENEFICIALLY OWNED     OR MORE     BENEFICIALLY OWNED     OR MORE
           ----------------              ------------------   -----------   ------------------   -----------
5% OWNERS
First Pacific Advisors, Inc.(1)........        895,700            9.42%               n/a             n/a
  11400 West Olympic Boulevard Suite
  1200
  Los Angeles, CA 90064
Banc One Corporation(1)................        647,577            6.81%               n/a             n/a
  1111 Polaris Parkway
  PO Box 710185
  Columbus, OH 43271-0185
The Capital Group Companies,
  Inc.(1)(2)...........................        525,000            5.52%               n/a             n/a
  333 South Hope Street
  Los Angeles, CA 90071
DIRECTORS AND NOMINEES FOR DIRECTORS
Alan Rosskamm(3)(4)....................      1,395,997           14.54%           770,267           8.51%
  5555 Darrow Road
  Hudson, OH 44236
Betty Rosskamm(3)(5)(6)................        878,817            9.24%           597,372           6.78%
  5555 Darrow Road
  Hudson, OH 44236
Mr. Justin and Mrs. Alma...............        680,835            7.16%           459,918           5.22%
  Zimmerman(3)(6)(7)
  5555 Darrow Road
  Hudson, OH 44236
Scott Cowen(8).........................         35,300               *             16,300               *
Frank Newman(9)........................         32,000               *             19,000               *
Ira Gumberg(10)........................         23,000               *              4,000               *
Gregg Searle(11).......................         19,500               *             11,500               *
EXECUTIVE OFFICERS
Brian Carney(3)(12)....................         71,159               *             62,301               *
Dave Bolen(3)(13)......................         42,340               *            108,606           1.22%
Rosalind Thompson(3)(14)...............         22,527               *             56,039               *
Debra Walker(15).......................         15,000               *                 --               *
ALL EXECUTIVE OFFICERS AND DIRECTORS AS
  A GROUP (11 PERSONS)(3)(16)..........      2,466,230           25.38%         1,890,312          20.28%

---------------

* Less than 1%

    (1) The Class A common shares listed are reported on a Schedule 13G filed with the Securities and Exchange Commission with respect to holdings as of December 31, 2000.

    (2) Capital Research and Management Company, a registered investment adviser and an operating subsidiary of The Capital Group Companies, Inc., exercised as of December 31, 2000 investment discretion with respect to 525,000 Class A common shares or 5.52% of outstanding shares of the class, which shares were owned by various institutional investors. Capital Research and Management Company has no power to direct the vote of the above shares.

    (3) The number of common shares beneficially owned by such persons under our Jo-Ann Stores, Inc. Savings Plan 401(k) is included as of March 31, 2001, the latest date for which statements are available.

    (4) Mr. Rosskamm's beneficial ownership includes 92,000 Class A common shares and 248,250 Class B common shares subject to stock options that are exercisable on or prior to June 12, 2001, 20,000 Class A common shares held as restricted stock under our Executive Incentive Plan, and an aggregate of 181,251 Class A common shares and 210,523 Class B common shares held by his children, spouse, or Mr. Rosskamm as trustee for the benefit of family members and charities. His beneficial ownership also includes 750,245 Class A common shares and 45,547 Class B common shares held by Rosskamm Family Partners, L.P. with regard to which he has shared voting and dispositive power, 169,444 Class B common shares held by Rosskamm Family Partners, L.P. II with regard to which he has dispositive power, and 98,950 Class A common shares and 9,303 Class B common shares held by Caneel Bay Partners, L.P. with regard to which he has sole voting and dispositive power.

    (5) Mrs. Rosskamm's beneficial ownership includes 22,803 Class A common shares and 28,241 Class B common shares held as custodian for the benefit of her grandchildren. Her beneficial ownership also includes 25,000 Class A common shares and 25,000 Class B common shares held by The Rosskamm Family Partnership with regard to which she has sole voting and dispositive power, 750,245 Class A common shares and 45,547 Class B common shares held by Rosskamm Family Partners, L.P. with regard to which she has shared voting and dispositive power, and 169,444 Class B common shares held by Rosskamm Family Partners, L.P. II with regard to which she also has dispositive power.

    (6) Mrs. Rosskamm, Mr. and Mrs. Zimmerman and the company have entered into an agreement, dated September 26, 1997, relating to their Class A and Class B common shares. Under this agreement, Mrs. Rosskamm and her lineal descendants and permitted holders, and Mr. and Mrs. Zimmerman and their lineal descendants and permitted holders, may each sell up to 200,000 Class A common shares in any calendar year and may not sell more than 100,000 of those shares in any 180-day period. Mrs. Rosskamm, and Mr. and Mrs. Zimmerman collectively, may each sell up to 100,000 Class B common shares in any 60-day period. If either Mrs. Rosskamm or Mr. and Mrs. Zimmerman sell a number of their Class A common shares in excess of the number permitted under the agreement, they must first offer to sell those shares to the other family party to the agreement, and then with the other family's permission, to the company. If either Mrs. Rosskamm or Mr. and Mrs. Zimmerman sell a number of their Class B common shares in excess of the number permitted under the agreement, each family must first offer to sell those shares to the company.

    (7) Of the 680,835 Class A common shares beneficially owned by the Zimmermans, Mr. Zimmerman disclaims beneficial ownership of 276,697 Class A common shares beneficially owned by his wife and Mrs. Zimmerman disclaims beneficial ownership of 341,199 Class A common shares beneficially owned by her husband. Of the 459,918 Class B common shares beneficially owned by the Zimmermans, Mr. Zimmerman disclaims beneficial ownership of 211,378 Class B common shares beneficially owned by his wife and Mrs. Zimmerman disclaims beneficial ownership of 211,634 Class B common shares beneficially owned by her husband. Mrs. Zimmerman's beneficial ownership includes 62,939 Class A common shares and 36,906 Class B common shares held by the Burton Zucker and Bob Forchheimer Trust, with regard to which she has an annuity interest.

    (8) Mr. Cowen's beneficial ownership includes 18,000 Class A common shares and 14,000 Class B common shares subject to stock options granted under our Stock Option Plan for Non-Employee Directors that are exercisable on or prior to June 12, 2001 and 5,000 Class A common shares held as restricted stock under our 1998 Incentive Compensation Plan.

    (9) Mr. Newman's beneficial ownership includes 27,000 Class A common shares and 19,000 Class B common shares subject to stock options granted under our Stock Option Plan for Non-Employee Directors that are exercisable on or prior to June 12, 2001 and 5,000 Class A common shares held as restricted stock under our 1998 Incentive Compensation Plan.

   (10) Mr. Gumberg's beneficial ownership includes 12,000 Class A common shares and 4,000 Class B common shares subject to stock options granted under our Stock Option Plan for Non-Employee Directors that are exercisable on or prior to June 12, 2001 and 5,000 Class A common shares held as restricted stock under our 1998 Incentive Compensation Plan.

   (11) Mr. Searle's beneficial ownership includes 11,500 Class A common shares and 11,500 Class B common shares subject to stock options granted under our Stock Option Plan for Non-Employee Directors that are exercisable on or prior to June 12, 2001 and 5,000 Class A common shares held as restricted stock under our 1998 Incentive Compensation Plan.

   (12) Mr. Carney's beneficial ownership includes 37,500 Class A common shares and 62,250 Class B common shares subject to stock options that are exercisable on or prior to June 12, 2001 and 20,000 Class A common shares held as restricted stock under our Executive Incentive Plan.

   (13) Mr. Bolen's beneficial ownership includes 101,625 Class B common shares subject to stock options that are exercisable on or prior to June 12, 2001 and 26,000 Class A common shares held as restricted stock under our Executive Incentive Plan and 1998 Incentive Compensation Plan.

   (14) Ms. Thompson's beneficial ownership includes 7,250 Class A common shares and 55,500 Class B common shares subject to stock options that are exercisable on or prior to June 12, 2001 and 11,000 Class A common shares held as restricted stock under our Executive Incentive Plan and 1998 Incentive Compensation Plan.

   (15) Ms. Walker's beneficial ownership includes 15,000 Class A common shares held as restricted stock under our 1998 Incentive Compensation Plan. Ms. Walker resigned from our Board of Directors and became an executive officer of our company on June 5, 2000.

   (16) Beneficial ownership for all executive officers and directors as a group includes 205,250 Class A common shares and 516,125 Class B common shares subject to stock options granted under our stock option plans that are exercisable on or prior to June 12, 2001 and 112,000 Class A common shares held as restricted stock under our Executive Incentive Plan and 1998 Incentive Compensation Plan. The total excludes 750,245 Class A common shares and 214,991 Class B common shares held by Mr. Rosskamm and Mrs. Rosskamm in certain family partnerships with which they share voting and dispositive powers.

                             ELECTION OF DIRECTORS

     Our Board of Directors is presently comprised of seven members. The Board is divided into three classes, one of which consists of three members and two that consist of two members. The proxies solicited by this Proxy Statement will not be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

     Each of the directors in the class whose term of office expires in 2001, Alma Zimmerman and Ira Gumberg, has been nominated by the Board for reelection at the Annual Meeting as a director to serve for a three-year term expiring at our Annual Meeting of Shareholders in 2004 and until his or her successor is elected and qualified subject to the director's earlier retirement, resignation or death.

     If either of the nominees becomes unable to serve as a director, the proxies will be voted for the election as a director of such other person as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur.

           NOMINEES TO AND CURRENT MEMBERS OF THE BOARD OF DIRECTORS

     The following table sets forth certain information regarding the nominees for election as members of the Board of Directors and Directors whose terms of office will continue after the Annual Meeting. This information is based upon information furnished to the company by such persons as of April 13, 2001 (except as otherwise noted).

                                 PRINCIPAL OCCUPATION PAST FIVE YEARS,              DIRECTOR
        NAME                          OTHER DIRECTORSHIP AND AGE                     SINCE
        ----                     -------------------------------------              --------
                          NOMINEES FOR THE TERM TO EXPIRE IN 2004
Alma Zimmerman         Senior Vice President of our company for more than five        1967
                       years; age 88.

Ira Gumberg(1)(2)      Chief Executive Officer and President of J.J. Gumberg          1992
                       Co., a real estate investment company, for more than five
                       years. He is also a Director of Mellon Bank, N.A.; age
                       47.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES IDENTIFIED ABOVE

                            DIRECTORS WHOSE TERM EXPIRES IN 2002
Frank Newman(1)(3)(4)  Private investor since January 2001. Previously, he was        1991
                       Chief Executive Officer from April 2000 to January 2001
                       of more.com, an on-line health, beauty and wellness
                       retailer, and Chairman of the Board from February 1997 to
                       March 2000, President and Chief Executive Officer from
                       February 1996 to March 2000 and President from July 1993
                       to March 2000 of Eckerd Corporation, a pharmacy retailer.
                       He is also a Director of Jabil Circuit, Inc.; age 52.

Betty Rosskamm         Senior Vice President and Secretary of our company for         1967
                       more than five years. Betty Rosskamm is the mother of
                       Alan Rosskamm; age 72.

                            DIRECTORS WHOSE TERM EXPIRES IN 2003
Alan Rosskamm(1)(5)    Chairman of the Board, President and Chief Executive           1985
                       Officer of our company for more than five years. He is a
                       member of one of the two founding families of our company
                       and has been employed by us since 1978. Mr. Rosskamm is
                       also a Director of Charming Shoppes Inc., a women's
                       apparel retailer; age 51.

                                 PRINCIPAL OCCUPATION PAST FIVE YEARS,              DIRECTOR
        NAME                          OTHER DIRECTORSHIP AND AGE                     SINCE
        ----                     -------------------------------------              --------
Scott Cowen(1)(3)(4)   President of Tulane University and the Seymour S. Goodman      1987
                       Professor of Management since July 1998. Previously, he
                       was Dean of the Weatherhead School of Management and A.J.
                       Weatherhead III Professor of Management, Case Western
                       Reserve University, for more than five years. Mr. Cowen
                       is also a Director of American Greetings Corporation,
                       Forest City Enterprises, Inc. and Newell Rubbermaid Inc.;
                       age 54.

Gregg Searle(1)(3)(4)  President and Chief Executive Officer of StoneGate             1996
                       Holdings, Ltd., a private investment company, since
                       October 1999. He was President and Chief Operating
                       Officer from November 1996 to September 1998 and
                       Executive Vice President from August 1993 to November
                       1996 of Diebold, Incorporated; age 52.

---------------

(1) Member of the Corporate Governance Committee.

(2) J.J. Gumberg Co. manages numerous shopping centers, thirteen of which contain stores of our company. Three of the leases were entered into after Mr. Gumberg became a director of our company, and we believe such leases are on terms no less favorable to us than could have been obtained from an unrelated party. The aggregate rent and related occupancy charges paid during fiscal 2001, 2000 and 1999 on these stores amounted to $1.5 million, $1.3 million and $1.2 million, respectively.

(3) Member of the Audit Committee.

(4) Member of the Compensation Committee.

(5) Concurrently with our company's settlement of allegations by the Securities and Exchange Commission in February 1997, Mr. Rosskamm consented to a separate SEC administrative cease and desist order settling certain allegations by the SEC, without admitting or denying the allegations. The SEC contended that Mr. Rosskamm violated certain federal securities laws as a result of his not making adequate inquiry of his financial staff before signing management representation letters given to our company's auditors in connection with the 1992 offering of 6 1/4% Convertible Subordinated Debentures and as a result of signing our company's Form 10-Q for the quarter ended May 2, 1992.

           BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS AND FUNCTIONS

     During the fiscal year ended February 3, 2001, there were five meetings of our Board of Directors. Each incumbent director attended at least 75% of the Board meetings and meetings held by the committees on which he or she served during the period for which he or she was a director.

     The Corporate Governance Committee, which met three times during the fiscal year ended February 3, 2001, is responsible for advising and making recommendations to the Board of Directors on issues of corporate governance and has the authority to interview and recommend to the Board of Directors for nomination on behalf of the Board suitable persons for election as directors when a vacancy exists on the Board. The Corporate Governance Committee and the Board of Directors will also consider individuals recommended by shareholders of our company. Such recommendations should be submitted in writing to the Chairman of the Board, who will submit them to the Committee and the entire Board for their consideration. The recommendations must be accompanied by the consent of the individual nominated to be elected and to serve.

     The company has a Compensation Committee, which met twice during the fiscal year ended February 3, 2001. The Compensation Committee has the authority to set the compensation for executive officers of our company. The Committee also makes recommendations to the Board of Directors with respect to the adoption and amendment of incentive compensation plans and administers those plans approved by the Board of Directors. The formal report of the Compensation Committee on executive compensation begins on page 13 of this Proxy Statement.

     The Audit Committee, which met twice during the fiscal year ended February 3, 2001, is responsible for reviewing with the independent auditors of our company the scope and thoroughness of the auditors' examination, reviewing the independence of the independent auditors, reviewing the adequacy of our company's systems of internal accounting controls with the independent auditors and recommending to the Board of Directors the appointment of independent auditors for the fiscal year. The Board of Directors has adopted a written charter for the Audit Committee which is attached hereto as Appendix A. The Audit Committee has satisfied its responsibilities during the fiscal year ended February 3, 2001 in compliance with its charter. All members of the Audit Committee meet the independence standards of Section 303.01 of the New York Stock Exchange Listed Company Manual. The formal report of the Audit Committee with respect to the fiscal year ended February 3, 2001 begins on page 16 of this Proxy Statement.

                           COMPENSATION OF DIRECTORS

     Our company's compensation program for each non-employee director consists of cash compensation and grants of stock options and restricted stock.

     CASH COMPENSATION. Each non-employee director is compensated at a rate of $5,000 per quarter and $1,000 for each day of Board and committee meetings attended. Additionally, committee chairpersons receive an additional $500 per quarter per committee chaired.

     DEFERRED STOCK. In September 1999, the Board of Directors approved the adoption of a deferred stock feature for non-employee directors that allows non-employee directors to elect to convert the retainer and meeting fee portion of their cash compensation into deferred stock units. This program became effective for the March 2000 Board meeting. Under this feature, non-employee directors will make an irrevocable election prior to our company's Annual Meeting of Shareholders whereby they can elect to convert a percentage (0% to 100% in 25% increments) of their cash compensation to deferred stock units. One-half of the cash compensation deferred is converted into Class A stock units and one-half into Class B stock units. The conversion of cash compensation to deferred stock units is based on the closing market price of Class A and Class B common shares on the date the cash compensation would have been payable if it were paid in cash. These deferred stock units are credited to an account of each non-employee director, although no stock is issued until the earlier of an elected distribution date as selected by the non-employee director or retirement.

     STOCK OPTIONS. Non-employee directors are granted stock option awards under the 1996 Stock Option Plan for Non-Employee Directors. We grant stock options for 2,500 Class A common shares and 2,500 Class B common shares to each non-employee director upon completion of each year of service as a director. A year of service generally ends on the date of the Annual Meeting of Shareholders. A total of 63,000 Class A common shares and 63,000 Class B common shares are currently available for option grants under the 1996 Stock Option Plan for Non-Employee Directors. Each grant of stock options will terminate ten years following the date of grant. In the event of the retirement of a director after more than ten years of continuous service, the Compensation Committee may accelerate the date on which any stock option (outstanding for a period of more than twelve months) becomes exercisable. Upon termination of a director from the Board for any reason, he or she would continue to have the right to exercise an outstanding stock option during the three-month period immediately following the date of termination of such service.

     RESTRICTED STOCK. Non-employee directors are granted restricted stock awards as permitted under the 1998 Incentive Compensation Plan. This feature of the 1998 Incentive Compensation Plan was adopted by the Board of Directors in November 1999 and provided for a one-time grant of 5,000 Class A common shares to each then current non-employee director. Additionally, each new non-employee director will be eligible for a one-time grant of 5,000 Class A or Class B common shares upon joining the Board of Directors. Each non-employee director will then be eligible for an additional grant of 5,000

Class A or Class B common shares every ten years following their initial grant, provided the director continuously serves as a director for the entire ten-year period. Restricted stock represents awards granted without payment to the company but which are subject to restrictions on their transfer or sale. The restrictions on non-employee director restricted stock lapse with respect to fifty percent of the award three years from the date of the grant and with respect to the remaining fifty percent six years from the date of the grant, provided the non-employee director still serves in such capacity at the time of each lapse.

                             EXECUTIVE COMPENSATION

     The following table sets forth information relating to the annual and long-term compensation for the fiscal years ended February 3, 2001, January 29, 2000, and January 30, 1999, for the Chief Executive Officer and the other named executive officers of our company.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                              COMPENSATION AWARDS
                                             ANNUAL COMPENSATION         ------------------------------
                                       -------------------------------                   SECURITIES
                                                                                         UNDERLYING         ALL
                                                               OTHER                     OPTION/SARS       OTHER
                                                               ANNUAL    RESTRICTED     COMMON SHARES     COMPEN-
          NAME AND            FISCAL                          COMPEN-      STOCK      -----------------   SATION
     PRINCIPAL POSITION        YEAR    SALARY(1)   BONUS(2)    SATION    AWARDS(3)    CLASS A   CLASS B     (4)
     ------------------       ------   ---------   --------   --------   ----------   -------   -------   -------
Alan Rosskamm                  2001    $480,965         --         --           --        --    250,000   $78,710
  Chairman of the Board,       2000    $450,053    $225,027        --           --        --     60,000   $79,042
  President and Chief          1999    $448,107         --         --           --        --     60,000   $95,932
  Executive Officer
Dave Bolen(5)                  2001    $329,716         --         --           --        --    125,000   $20,363
  Executive Vice President,    2000    $300,035    $75,009         --           --        --     33,000   $20,758
  Merchandising                1999    $268,047         --         --     $ 81,875        --     33,000   $19,738
Brian Carney                   2001    $316,871         --         --           --        --    125,000   $14,724
  Executive Vice President,    2000    $296,022    $84,006         --           --        --     33,000   $14,439
  Chief Financial Officer      1999    $295,052         --         --           --        --     33,000   $11,831
Rosalind Thompson              2001    $259,233         --         --           --        --    125,000   $ 2,058
  Executive Vice President,    2000    $202,446    $50,612         --     $ 57,813        --     33,000   $ 2,351
  Human Resources              1999    $193,830         --         --           --        --     10,000   $ 2,417
Debra Walker(6)                2001    $210,108    $103,134   $158,015    $ 71,250        --    125,000        --
  Executive Vice President,
  Marketing and E-Commerce

---------------

(1) Includes amounts earned but deferred under Section 401(k) of the Internal Revenue Code. Fiscal year 2001 is a 53-week year and includes an additional bi-weekly payroll.

(2) Represents bonuses paid under the Key Management Incentive Plan. These amounts represent bonuses earned in the fiscal year indicated but paid in the subsequent fiscal year.

(3) At February 3, 2001, the aggregate number and value of restricted stock holdings for each named executive officer were as follows: Mr. Rosskamm 20,000 Class A common shares at $114,800; Mr. Bolen 26,000 Class A common shares at $149,240; Mr. Carney 20,000 Class A common shares at $114,800; Ms. Thompson 11,000 Class A common shares at $63,140 and Ms. Walker 15,000 Class A common shares at $86,100. Ms. Walker's restricted stock holdings at February 3, 2001, include restricted stock granted as compensation during her past membership on our Board of Directors. Shares of restricted stock participate the same as our common shares regarding voting rights and dividend payments.

(4) Reflects matching contributions we have made under our Jo-Ann Stores, Inc. Savings Plan 401(k), compensation earned for insurance premiums paid on behalf of the named executive officers for insurance policies for which family members of the named executive officers are the beneficiaries and amounts we have expensed for potential benefits earned under our 1979 Supplemental Retirement Benefit Plan. For fiscal year 2001, compensation earned for insurance premiums paid or imputed income on insurance premiums paid on behalf of the named executive officers amounted to the following:
    Mr. Rosskamm--$2,082; Mr. Bolen--$2,427; Mr. Carney--$685; and Ms. Thompson--$123. Our 1979 Supplemental Retirement Benefit Plan provides benefits, subject to forfeiture, to such employees upon normal retirement, early retirement, death or total disability. Under this plan, we expensed the following amounts for fiscal 2001, 2000, and 1999, respectively: Mr. Bolen--$16,326, $16,326, $16,326; Mr. Carney--$11,489, $11,489, $11,489; and
    Ms. Thompson--$0, $0, $0. There is a split-dollar life insurance arrangement with a trust established by Mr. Rosskamm for the benefit of Mr. Rosskamm's children. Our company and the trust share in the premium costs of whole life insurance policies that pay death benefits of not less than $10 million upon the death of Mr. Rosskamm and his wife, Barbara Rosskamm (whichever occurs later). The split-dollar insurance arrangement is structured such that upon the payment of benefits or cancellation, all premium payments will be returned to our company. The present value of the insurance arrangement included herein for fiscal year 2001 is $74,078.

(5) Mr. Bolen assumed the position of Executive Vice President, Merchandising effective March 27, 2001. Prior to such date, he served as Executive Vice President, Stores and Business Development from December 1998 to March 2001.

(6) Ms. Walker's employment began on June 5, 2000. All compensation reflected in the Summary Compensation Table is compensation Ms. Walker received as an officer of the company. From August 1998 to June 2000, Ms. Walker received compensation as a member of our Board of Directors. Bonus represents a minimum guaranteed fiscal 2001 bonus award paid in fiscal 2002. Other annual compensation includes a $150,000 relocation allowance paid during fiscal 2001.

                       OPTION GRANTS IN FISCAL YEAR 2001

     The following table provides information relating to stock option grants during the last fiscal year to the Chief Executive Officer and the other named executive officers of our company.

                                                                                              POTENTIAL REALIZABLE
                                    INDIVIDUAL GRANTS                                           VALUE AT ASSUMED
------------------------------------------------------------------------------------------           ANNUAL
                            NUMBER OF                                                         RATES OF STOCK PRICE
                           SECURITIES       PERCENT OF TOTAL                                    APPRECIATION FOR
                           UNDERLYING       OPTIONS GRANTED     EXERCISE OR                      OPTION TERM (3)
                         OPTIONS GRANTED      TO EMPLOYEES     BASE PRICE PER   EXPIRATION   -----------------------
        NAME             (COMMON SHARES)     IN FISCAL YEAR     COMMON SHARE       DATE          5%          10%
        ----           -------------------  ----------------   --------------   ----------   ----------   ----------
Alan Rosskamm          Class B   250,000(1)       13.1%            $ 7.75       03/09/2010   $1,218,483   $3,087,876
Dave Bolen             Class B   125,000(1)        6.5%            $ 7.75       03/09/2010   $  609,242   $1,543,938
Brian Carney           Class B   125,000(1)        6.5%            $ 7.75       03/09/2010   $  609,242   $1,543,938
Rosalind Thompson      Class B   125,000(1)        6.5%            $ 7.75       03/09/2010   $  609,242   $1,543,938
Debra Walker           Class B   125,000(2)        6.5%            $ 7.56       07/07/2010   $  594,502   $1,506,585

---------------

(1) The options granted become exercisable with respect to fifty percent three years after the date of grant and with respect to the remaining fifty percent four years after the date of grant.

(2) The options granted become exercisable in four equal annual installments commencing one year after the date of grant.

(3) Based upon the exercise price, which was equal to the fair market on the date of grant, and annual appreciation at the rate stated on such price through the expiration date of the options. Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future stock price. Actual gains, if any, are contingent upon the continued employment of the named executive officer through the expiration date, as well as being dependent upon general performance of our common stock. The potential realizable values have not taken into account amounts required to be paid by the named executive officer for federal income taxes.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table provides information relating to aggregate option exercises during the last fiscal year and fiscal year-end option values for the Chief Executive Officer and the other named executive officers of our company.

                                                        NUMBER OF SECURITIES
                                                             UNDERLYING               VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                        COMMON SHARES                    AT FEBRUARY 3, 2001           AT FEBRUARY 3, 2001
                         ACQUIRED ON       VALUE     ---------------------------   ---------------------------
        NAME               EXERCISE       REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           ----------------   --------   -----------   -------------   -----------   -------------
Alan Rosskamm          Class A       --         --      92,000             --             --          --
                       Class B       --         --     248,250        333,750             --          --
Dave Bolen             Class A       --         --          --             --             --          --
                       Class B       --         --      94,125        189,375             --          --
Brian Carney           Class A       --         --      37,500         12,500             --          --
                       Class B       --         --      62,250        178,750             --          --
Rosalind Thompson      Class A       --         --       7,250             --             --          --
                       Class B       --         --      55,500        158,500             --          --
Debra Walker           Class A       --         --          --             --             --          --
                       Class B       --         --          --        125,000             --          --

                  CHANGE OF CONTROL AND EMPLOYMENT AGREEMENTS

     Our company has employment agreements with Alan Rosskamm, Dave Bolen, Brian Carney, Rosalind Thompson and Debra Walker. These employment agreements are designed to retain the executive officers and provide for continuity of management in the event of any actual or threatened change in the control of our company. Each agreement becomes operative only upon a "Change in Control" of our company (as defined in the employment agreements) and only if the executive officer is then in the employ of our company. After a Change in Control, each employment agreement becomes, in effect, a two-year employment agreement, providing a salary, bonus and other employee benefits at not less than the levels existing prior to the Change in Control. If the executive officer is terminated by our company without "cause" as defined in his or her employment agreement or terminates his or her employment following a significant change in his or her duties, the employee will be entitled to receive compensation and benefits for the balance of the two-year period. The executive officer has an obligation to seek comparable employment elsewhere so as to minimize payments made and benefits provided under the employment agreement. Any compensation and benefits received from another employer serve to reduce payments and benefits provided by our company. In each employment agreement, the executive officer agrees that he or she will forfeit the forgoing payments and benefits if he or she engages in competition with our company during the period that any payments are made or benefits provided under his or her employment agreement.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee"), each member of which is a non-employee director, is responsible for approving executive management compensation and for administering the incentive and equity participation plans which make up the variable compensation paid to the following:

     - Chief Executive Officer

     - Executive Officers

     - Other Operating Officers

     The Compensation Committee is accountable to the Board of Directors on all compensation matters regarding our company's officers.

WHAT IS OUR COMPANY'S PHILOSOPHY ON EXECUTIVE COMPENSATION?

     The Compensation Committee's strategy is to design a compensation program that will enable our company to attract, motivate and retain officers and to establish and maintain a performance and achievement-oriented environment. The Compensation Committee and the Board believe that the executive management compensation program should support the goals of our company. Accordingly, the compensation program:

     - Establishes compensation performance objectives that are aligned with corporate goals;

     - Provides a high degree of correlation between compensation and performance; and

     - Creates long-term incentives directly linked to shareholder returns.

HOW ARE THE CHIEF EXECUTIVE OFFICER AND OTHER EXECUTIVE OFFICERS COMPENSATED?

     Our company's compensation program for executive management consists of three elements:

     - A base salary;

     - A performance-based annual bonus; and

     - Periodic grants of stock options and restricted stock awards.

     BASE SALARY. Base salaries are generally set above the average of the salaries of comparable officers at companies that are considered to be peers of our company. Salary information about peer companies is determined by direct reference to published public information about companies in the specialty retail industry as well as companies in the fabric and craft industries. In determining compensation, consideration is given to the relative size of such companies. In addition, the Compensation Committee from time to time obtains input on industry salary levels from a nationally recognized employment consultant who has significant experience in the retail industry. During fiscal year 2001, the average salary increase for all executive officers was three percent.

     ANNUAL BONUS. Our company awards bonuses to executive officers, operating officers and certain other management employees through the Key Management Incentive Plan. The Plan is administered in such a way as to focus the efforts of participants on meeting the expectations of customers and shareholders through teamwork. To ensure that the interests of all Plan participants are aligned with those of our company's shareholders, the company's profits are utilized as a factor in determining bonuses under the Plan. The level of bonus awarded under this Plan is based on a combination of the profit target for the fiscal year and individual performance goals. Bonuses are not payable under this Plan unless the minimum profit target is achieved. For fiscal year 2001, our company's profit target did not meet the minimum target and therefore no bonuses were awarded.

     The profit target that is established by the Board of Directors is typically set at a level that exceeds our company's profit from the prior fiscal year. The profit target is comprised of a minimum, midpoint and maximum target. The Chief Executive Officer can earn a bonus ranging from 50 to 100 percent of his base salary. Executive officers can earn a bonus ranging from 25 to 75 percent of their base salary. Bonuses for operating officers and other management employees participating in the plan are designed to amount to a smaller percentage of their salary.

     Individual performance goals are determined annually in advance by the Compensation Committee for the Chief Executive Officer, and for all other participants by the Chief Executive Officer or supervising executive officer. Specific bonuses awarded, if any, to executive officers and other participants are adjusted based on how well they met their pre-determined individual performance goals suitable for their particular position.

     STOCK OPTIONS AND RESTRICTED STOCK. Stock option and restricted stock awards are granted to executive officers and other key employees through, or subject to, the 1998 Incentive Compensation Plan. The Compensation Committee administers the plan, selects the recipients and determines the level of awards of stock options and restricted stock. Stock option awards are generally granted to executive officers upon hire, promotion or the assumption of increased responsibility. Additionally, an award is usually granted to executive officers, other operating officers and certain other management employees during November or December of each year. As part of a management retention plan approved by the Compensation Committee, a specific retention option grant was awarded in March 2000. By including many levels of management, the stock option program reflects the Compensation Committee's strong belief that by providing additional incentives to key employees who have substantial responsibility for the management and growth of our company, the best interests of the shareholders and management will be closely aligned. Stock option awards are not fully exercisable until four years following the date of grant and expire in ten years. This vesting period helps to reinforce a long-term perspective and retain executives.

     The Compensation Committee also grants restricted stock awards as a performance-based compensation vehicle and to attract and retain executive and operating officers. Generally, awards are made upon hire, promotion and the assumption of increased responsibility and to recognize superior performance. All restrictions on restricted stock awards granted to executive officers during the last three fiscal years lapse five years from the date of the award. Recipients forfeit their right to the restricted shares if they leave our company before the date of lapse. Because of this, the Compensation Committee believes that these awards are a significant factor in the retention of key management personnel and induce a long-term view among executive officers. Restricted stock awards are also considered a useful compensation vehicle because, even after the restrictions on the awards lapse, they tend to reinforce the recipient's commitment to continued growth of our company and appreciation in the market price of our common stock over the long-term.

HOW WAS THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER COMPENSATED FOR FISCAL YEAR 2001?

     During fiscal year 2001, Mr. Rosskamm's base salary was increased approximately three percent from $450,000 to $465,000 based on the Compensation Committee's positive assessment of his performance and contributions during fiscal year 2000 as Chairman of the Board, President and Chief Executive Officer. Mr. Rosskamm was not awarded a bonus for fiscal 2001 under the Key Management Incentive Plan. Mr. Rosskamm was granted a stock option award for 250,000 Class B common shares in March 2000.

     As part of his overall compensation package, Mr. Rosskamm is provided a split dollar life insurance arrangement for which the beneficiary is a trust established for the benefit of Mr. Rosskamm's children. See note (4) to the Summary Compensation Table under "Executive Compensation."

HOW HAS THE COMPANY RESPONDED TO THE IRS LIMITS ON DEDUCTIBILITY OF
COMPENSATION?

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers. During fiscal 1999, shareholders approved the 1998 Incentive Compensation Plan, which provides performance-based awards. Stock option and restricted stock awards made under this Plan are intended to meet the performance-based compensation exception to the IRS deduction disallowance.

     The names of the Directors who serve on the Compensation Committee are set forth below.

                                            COMPENSATION COMMITTEE

                                            FRANK NEWMAN (Chairman)
                                            SCOTT COWEN
                                            GREGG SEARLE

                         REPORT OF THE AUDIT COMMITTEE

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors (the "Audit Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Jo-Ann Stores, Inc. During the current year, the Audit Committee met twice, and the Audit Committee chair, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Executive Officer, Chief Financial Officer, Vice President and Controller and independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

     The Audit Committee reviewed the audited financial statements of the company as of and for the fiscal year ended February 3, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended February 3, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the independent auditors and the Board concurred in such recommendation.

                                            AUDIT COMMITTEE

                                            SCOTT COWEN (Chairman)
                                            FRANK NEWMAN
                                            GREGG SEARLE

                         PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to our company for the fiscal year ended February 3, 2001 by the company's principal accounting firm, Arthur Andersen LLP (in millions):

Audit fees............................................  $0.3
Financial information systems design and
  implementation fees.................................    --
All other fees........................................   1.0(a)(b)
                                                        ----
                                                        $1.3
                                                        ====

---------------
(a) Includes fees for non-audit accounting, consulting and tax fees.

(b) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly changes in total shareholder return on our Class A and Class B common shares with the total return of the S&P Composite--500 Stock Index and the S&P Retail (Specialty)-Small Index for the last five years. In each case, we assumed an initial investment of $100 on January 31, 1996. Each subsequent date on the chart represents the last day of the indicated fiscal year. No dividends were paid by us during such five-year period.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                  [LINE GRAPH]

                                                                                                                  S&P RETAIL
                                          JO ANN STORES A        JO ANN STORES B         S&P 500 INDEX        (SPECIALTY)-SMALL
                                          ---------------        ---------------         -------------        -----------------
1996                                            100                    100                    100                    100
1997                                            109                    115                    126                    115
1998                                            175                    175                    158                    155
1999                                            110                    103                    206                    157
2000                                             74                     76                    219                    122
2001                                             41                     37                    217                    159

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us with respect to our most recent fiscal year, we believe that, during the fiscal year ended February 3, 2001, all filing requirements under
Section 16(a) of the Securities Exchange Act of 1934 applicable to our executive officers, directors and greater than 10% beneficial owners were met.

                              INDEPENDENT AUDITORS

     Arthur Andersen LLP has been appointed as our company's independent auditors for the fiscal year ending February 2, 2002. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so. Additionally, this representative will be available to answer appropriate questions that you may have with respect to his firm's examination of our financial statements and records for the fiscal year ended February 3, 2001.

                            PROXY SOLICITATION COSTS

     The proxies being solicited hereby are being solicited by our company. We will bear the expense of preparing, printing, mailing and otherwise distributing this Proxy Statement. Further solicitation, if required, may be made by mail, telephone and personal interview, by the directors, officers and regularly engaged employees of our company, without extra compensation. Upon request, we will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to the beneficial owners of our common shares.

                            SHAREHOLDERS' PROPOSALS

     The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 2002 Annual Meeting of Shareholders is January 8, 2002. Proxies for the 2002 Annual Meeting of Shareholders will confer discretionary authority to vote on any matter that a shareholder does not give written notice of by March 23, 2002.

                                 ANNUAL REPORT

     Our Annual Report for the fiscal year ended February 3, 2001 is being mailed to holders of both Class A and Class B common shares with this Notice of Annual Meeting and Proxy Statement.

                                          BETTY ROSSKAMM,
                                          Secretary

By order of the Board of Directors
May 7, 2001

                                   APPENDIX A
                               JO-ANN STORES INC.

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three financially literate directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement as a committee member. At least one of the members shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders of Jo-Ann Stores, Inc. and the investment community relating to the Company's accounting and reporting practices and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company. The independent auditors shall be ultimately responsible to the Audit Committee and the Board of Directors, who shall have final authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors.

RESPONSIBILITIES

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the management of the Company and its independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with the laws and regulations and the Company's business conduct guidelines.

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors that the accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

     - Review and recommend to the directors the independent auditors to be selected to audit the consolidated financial statements of the Company.

     - Review and evaluate the independence of the outside auditors by obtaining a formal written statement detailing all relationships between the auditors and the Company, or any other relationships which might adversely affect the independence or objectivity of the auditors, and take appropriate action to satisfy itself of the outside auditors' independence.

     - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     - Review with the independent auditors, the Company's internal auditors, and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee should periodically review company adherence to its written code of conduct.

     - Review annually the internal audit function of the Company, including the independence and authority of its reporting obligations, a summary of findings from completed internal audits, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

     - Review the annual audited financial statements contained in the Company's annual report, quarterly earnings releases, and the quarterly financial reports with management and the independent auditors to determine that the independent auditors are satisfied with the quality of the accounting principles used and the disclosure and content of the financial statements to be presented to the public and filed with the Securities and Exchange Commission. Any changes in accounting principles or material estimates should be reviewed.

     - Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial , accounting and auditing personnel, and the cooperation that the independent auditors receive during the course of the audit.

     - Review accounting and financial human resources and succession planning within the Company.

     - Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or other assistance for this purpose, if, in its judgement, that is appropriate.

[JO-ANN STORES INC. LOGO]

C/O PROXY SERVICES
P.O. BOX 9141
FARMINGDALE, NY 11735

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions anytime before 12:00 noon eastern standard time, on June 6, 2001. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions anytime before 12:00 noon eastern standard time, on June 6, 2001. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electric voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Jo-Ann Stores, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Also, please check the box provided below if you would like to view future materials (i.e., annual report, proxy, press releases) on the Internet.



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:                             JOANNZ            KEEP THIS PORTION FOR YOUR RECORDS
---------------------------------------------------------------------------------------------------------------------------------
                            THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.               DETACH AND RETURN THIS PORTION ONLY

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JO-ANN STORES, INC.

  ELECTION OF DIRECTORS

  1.  To elect the following two directors of the class whose three-year   For   Withhold  For All   To withhold authority to vote
      terms of office will expire in 2004.                                 All     All     Except    mark "For All Except" and write
      (01)  Alma Zimmerman                                                 [ ]     [ ]      [ ]      the nominees number on the
      (02)  Ira Gumberg                                                                              line below.

                                                                                                     _____________________________

SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL
BE VOTED FOR THE SELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

                                                        Please check if you would like to view future materials on the Internet  [ ]



_______________________________________________                      ___________________________________________________
Signature (PLEASE SIGN WITHIN BOX)      Date                         Signature (Joint Owners)                     Date

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

DIRECTIONS TO THE
HILTON GARDEN INN

[MAP]

From Downtown Cleveland
  Take I-77 South to I-480 East. Exit
  Twinsburg SR 82. Turn Right onto
  SR 82 (Aurora Road). Turn Right
  on Wilcox Drive.

From Cleveland Hopkins Airport
  Take I-480 East. Exit at Twinsburg
  SR 82. Turn Right onto SR 82
  (Aurora Road). Turn Right on
  Wilcox Drive.

From Akron (East Side) Downtown
  Take Route 8 North. Then turn Right on SR 82 into Twinsburg.
  Turn Left on Wilcox Drive.

From Akron (West Side) Copley-Barberton
  Take I-77 North to I-271 North. Exit at Route 8 (Macedonia). Turn Left on SR 8. Then turn Right on SR 82. Follow 82 into Twinsburg. Turn Left onto Wilcox Drive.

                                                  JOANNZ
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                              JO-ANN STORES, INC.
                            BOARD OF DIRECTORS PROXY
                          ANNUAL MEETING, JUNE 7, 2001

At the Annual Meeting of Shareholders of our Company to be held on June 7, 2001, and any adjournment, Alan Rosskamm, Scott Cowen, and Gregg Searle and each of them, with full power of substitution, is hereby authorized to represent me and thereat to vote my shares on the following:

1. To elect the following two directors of the class whose three-year terms of office will expire in 2004:

    Alma Zimmerman and Ira Gumberg.

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